                        THIRD PARTY FEEDER FUND AGREEMENT
                                      AMONG
                        SECURITY MANAGEMENT COMPANY, LLC,
                          SECURITY DISTRIBUTORS, INC.,
                              SECURITY INCOME FUND,
                          CAPITAL PRESERVATION SERIES,
                        PRESERVATIONPLUS INCOME PORTFOLIO
                                       AND
                         DEUTSCHE ASSET MANAGEMENT, INC.
                DATED AS OF MAY 4, 1999 AS AMENDED APRIL 30, 2001

                        THIRD PARTY FEEDER FUND AGREEMENT

   The parties to this Agreement are Security Management Company, LLC ("Security
Management"),  Security Income Fund, (the "Company"),  a Kansas corporation,  in respect of the Capital  Preservation  Series,  a series  thereof  (the  "Fund"),
PreservationPlus  Income Portfolio, a New York business trust (the "Portfolio"),
Security Distributors, Inc., a corporation organized under the laws of the State of Kansas  ("Security  Distributors"),  and Deutsche Asset  Management,  Inc., a
Delaware corporation ("DeAM,  Inc."), with respect to the proposed investment by the Fund in the  Portfolio.  THIS AGREEMENT is made and entered into as of April
30, 2001, with respect to the proposed investment by the Fund in the Portfolio.

                                    PREAMBLE

   WHEREAS,   the  Company  and  the  Portfolio  are  each  open-end  management investment  companies  and the Fund and the Portfolio  have the same  investment objectives;

   WHEREAS,  DeAM,  Inc.  currently  serves  as the  investment  adviser  of the
Portfolio;

   WHEREAS,  Security Distributors currently serves as the principal underwriter of the Company and Fund;

   WHEREAS, Security Management serves as promoter of the Fund;

   WHEREAS, the Company desires to invest all of the Fund's investable assets in the  Portfolio  in exchange  for a  beneficial  interest in the  Portfolio  (the
"Investment") on the terms and conditions set forth in this Agreement; and

   WHEREAS,  the Portfolio believes that accepting the Investment is in the best interests of the Portfolio  and that the interests of existing  investors in the
Portfolio will not be diluted as a result of its accepting the Investment;

   NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE ONE
                                 THE INVESTMENT

1.1   AGREEMENT TO EFFECT THE INVESTMENT. The Company agrees to assign, transfer and deliver all of the Fund's  investable  assets  (the  "Assets")  to the
      Portfolio at each Closing (as hereinafter  defined).  The Portfolio agrees in exchange  therefore  to issue to the Fund a  beneficial  interest  (the
      "Interest") in the Portfolio  equal in value to the net asset value of the
      Assets of the Fund conveyed to the Portfolio on that date of Closing.

                                   ARTICLE TWO
                            CLOSING AND CLOSING DATE

2.1   TIME  OF  CLOSING.  The  conveyance  of the  Assets  in  exchange  for the
      Interest,  as  described  in  Article  One,  together  with  related  acts necessary to consummate  such  transactions,  shall occur initially on the date the  Company  commences  its  offering  of  shares of the Fund to the public  and at each  subsequent  date  as the  Company  desires  to make a further  Investment  in  the  Portfolio  (each,  a  "Closing").  All  acts occurring at any Closing shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on the date of
      Closing.

2.2   RELATED CLOSING MATTERS.  On each date of Closing,  the Company, on behalf of the Fund,  shall  authorize the Fund's  custodian to deliver all of the
      Assets held by such custodian to the Portfolio's custodian. The Fund's and the Portfolio's custodians shall each acknowledge, in a form acceptable to the other party,  their respective  delivery and acceptance of the Assets.
      The  Portfolio  shall  deliver to the Company  acceptable  evidence of the
      Fund's ownership of the Interest. In addition, each party shall deliver to each  other  party  such bills of sale,  checks,  assignments,  securities instruments,  receipts  or  other  documents  as such  other  party or its counsel may reasonably request. Each of the representations and warranties set forth in Article  Three shall be deemed to have been made anew on each date of Closing.

                                  ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

3.1   THE COMPANY AND SECURITY MANAGEMENT

      The Company and Security  Management  each  represents and warrants to the
Portfolio and DeAM, Inc. that:

      (a)  ORGANIZATION.  The Company is a corporation  duly organized,  validly existing and in good standing  under the laws of the State of Kansas.
           The Fund is a duly and validly designated series of the Company.  The
           Company and the Fund have the  requisite  power and  authority to own their property and conduct their business as now being  conducted and as proposed to be conducted pursuant to this Agreement.

      (b)  AUTHORIZATION  OF  AGREEMENT.  The  execution  and  delivery  of this
           Agreement  by the Company and the  consummation  of the  transactions contemplated hereby have been duly authorized by all necessary action on the  part  of the  Company.  No  other  action  or  proceeding  is necessary  for the  execution  and delivery of this  Agreement by the
           Company, the performance by the Company of its obligations  hereunder and the consummation by the Company of the transactions  contemplated hereby.  This  Agreement  has been duly executed and delivered by the
           Company and constitutes a legal,  valid and binding obligation of the
           Company  in  respect  of  the  Fund,   enforceable  against  them  in
           accordance with its terms.

      (c)  AUTHORIZATION OF INVESTMENT.  The Investment has been duly authorized by all necessary  action on the part of the Board of Directors of the
           Company.

      (d)  NO BANKRUPTCY PROCEEDINGS.  Neither the Company nor the Fund is under the  jurisdiction  of a court in a  proceeding  under Title 11 of the
           United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

      (e)  FUND ASSETS. The Fund's Assets will, at the initial Closing,  consist solely of cash.

      (f)  FISCAL YEAR. The fiscal year end for the Fund is September 30.

      (g)  AUDITORS.  The Company has appointed Ernst & Young, LLP as the Fund's independent  public  accountants  to  certify  the  Fund's  financial statements in accordance  with Section 32 of the  Investment  Company
           Act of 1940, as amended ("1940 Act").

      (h)  REGISTRATION  STATEMENT.  The Company has  reviewed  the  Portfolio's registration statement on Form N-1A, as filed with the Securities and
           Exchange  Commission  ("SEC"),  and  understands  and  agrees  to the
           Portfolio's policies and methods of operation as described therein.

      (i)  ERRORS AND OMISSIONS  INSURANCE  POLICY.  The Company has in force an errors and omissions  liability  insurance  policy  insuring the Fund against loss up to $8 million for negligence or wrongful acts.

      (j)  SEC FILINGS. To the best of its knowledge, the Company has duly filed
           all   forms,   reports,   proxy   statements   and  other   documents
           (collectively,  the "SEC  Filings")  required  to be filed  under the
           Securities  Act of 1933, as amended (the "1933 Act"),  the Securities
           Exchange Act of 1934 (the "1934 Act") and the 1940 Act (collectively, the  "Securities  Laws") in connection  with the  registration of its shares,  any meetings of its  shareholders and its registration as an investment company.  The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and  regulations  of the SEC thereunder and do not contain any untrue statement  of a  material  fact or omit to state  any  material  fact required  to be  stated  therein  or  necessary  in order to make the statements  therein,  in the light of the  circumstances  under which they were made, not misleading.

      (k)  1940 ACT REGISTRATION.  The Company is duly registered as an open-end management investment company under the 1940 Act and the Fund and its
           shares  are   registered  or  qualified  in  any  states  where  such
           registration or qualification is necessary and such  registrations or qualifications are in full force and effect.

      (l)  All purchases and  redemptions  of Fund shares  contemplated  by this
           Agreement   shall  be   effected  in   accordance   with  the  Fund's
           then-current prospectus.

3.2   THE PORTFOLIO AND DEAM, INC.

      The Portfolio and DEAM,  INC. each  represents and warrants to the Company and Security Management that:

      (a)  ORGANIZATION.  The Portfolio is a business  trust duly  organized and validly  existing  under the  common law of the State of New York and has the requisite power and authority to own its property and conduct its business as now being  conducted  and as proposed to be conducted pursuant to this Agreement.

      (b)  AUTHORIZATION  OF  AGREEMENT.  The  execution  and  delivery  of this
           Agreement by the Portfolio and the  consummation of the  transactions contemplated hereby have been duly authorized by all necessary action on the part of the  Portfolio  by its Board of Trustees  and no other action or  proceeding  is necessary for the execution and delivery of this Agreement by the Portfolio,  the performance by the Portfolio of its  obligations  hereunder and the  consummation by the Portfolio of the transactions  contemplated  hereby.  This Agreement has been duly executed and  delivered by the  Portfolio  and  constitutes  a legal, valid and binding obligation of the Portfolio, enforceable against it in accordance with its terms.

      (c)  AUTHORIZATION OF ISSUANCE OF INTEREST.  The issuance by the Portfolio of the  Interest in exchange  for the  Investment  by the Fund of its
           Assets has been duly  authorized by all necessary  action on the part of the Board of Trustees of the Portfolio.  When issued in accordance with the  terms  of this  Agreement,  the  Interest  will be  validly issued, fully paid and non-assessable by the Portfolio.

      (d)  NO   BANKRUPTCY   PROCEEDINGS.   The   Portfolio  is  not  under  the
           jurisdiction  of a  court  in a  proceeding  under  Title  11 of  the
           Bankruptcy  Code or  similar  case  within  the  meaning  of  Section
           368(a)(3)(A) of the Bankruptcy Code.

      (e)  FISCAL YEAR. The fiscal year end of the Portfolio is September 30.

      (f)  AUDITORS.  The  Portfolio  has  appointed  Ernst &  Young  LLP as the
           Portfolio's independent public accountants to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act.

      (g)  REGISTRATION  STATEMENT.  The  Portfolio  has reviewed the  Company's registration  statement  on Form  N-1A,  as filed  with the SEC,  and understands  and  agrees  to  the  Fund's  policies  and  methods  of operation as described therein.

      (h)  ERRORS AND OMISSIONS  INSURANCE POLICY. The Portfolio has in force an
           errors  and  omissions   liability   insurance  policy  insuring  the
           Portfolio  against loss up to $10 million for  negligence or wrongful acts.

      (i)  SEC  FILINGS;  STATE  FILINGS.  To the  best  of its  knowledge,  the
           Portfolio  has duly filed all SEC  Filings  required to be filed with the SEC pursuant to the 1934 Act and the 1940 Act in connection  with any meetings of its investors and its  registration  as an investment company. Beneficial interests in the Portfolio are not required to be registered  under the 1933 Act  because  such  interests  are offered solely in private  placement  transactions  that do not  involve  any
           "public offering" within the meaning of Section 4(2) of the 1933 Act, and such  beneficial  interests  are not required to be registered or qualified in any state.  The SEC Filings were  prepared in accordance with the requirements of the Securities Laws, as applicable,  and the rules and regulations of the SEC  thereunder,  and do not contain any untrue  statement  of a material  fact or omit to state any  material fact required to be stated  therein or necessary in order to make the statements  therein,  in the light of the  circumstances  under which they were made, not misleading.

      (j)  1940  ACT  REGISTRATION.  The  Portfolio  is  duly  registered  as an open-end  management  investment  company under the 1940 Act and such registration is in full force and effect.

      (k)  TAX  STATUS.  The  Portfolio  is taxable as a  partnership  under the
           Internal Revenue Code of 1986, as amended (the "Code").

3.3   DEAM, INC.

      DEAM, INC.  represents and warrants to the Company and Security Management that:

      (a)  ORGANIZATION.  DEAM, INC. is a Delaware  corporation  duly organized, validly  existing and in good standing under the laws of the State of
           Delaware  and has the  requisite  power and  authority to conduct its business as now being conducted.

      (b)  AUTHORIZATION  OF  AGREEMENT.  The  execution  and  delivery  of this
           Agreement by DEAM,  INC. has been duly  authorized  by all  necessary action on the part of DEAM, INC. and no other action or proceeding is necessary for the  execution and delivery of this  Agreement by DEAM,
           INC.  This  Agreement  has been duly executed and delivered by DEAM,
           INC. and constitutes a legal,  valid and binding  obligation of DEAM,
           INC.

      (c)  ADVISERS ACT. DEAM, INC. is a registered investment adviser under the
           Investment Advisers Act of 1940, as amended (the "Advisers Act").

3.4   SECURITY MANAGEMENT AND SECURITY DISTRIBUTORS

      (a)  Security  Management  represents  and warrants to the  Portfolio  and
           DEAM, INC. that:

              (i)  ORGANIZATION.  Security  Management  is a  limited  liability company duly organized, validly existing and in good standing under the laws of the State of Kansas  and has the  requisite power and  authority  to conduct  its  business  as now being conducted.

             (ii)  AUTHORIZATION  OF  AGREEMENT.  The  execution and delivery of
                   this  Agreement  by  Security   Management   have  been  duly
                   authorized  by all  necessary  action on the part of Security
                   Management and no other action or proceeding is necessary for the  execution  and  delivery of this  Agreement  by Security
                   Management.   This  Agreement  has  been  duly  executed  and
                   delivered by Security  Management  and  constitutes  a legal, valid and binding obligation of Security Management.

            (iii)  PROMOTER AND ADMINISTRATOR. Security Management is the Fund's
                   promoter and administrator and is registered as an investment adviser under the Advisers Act.

      (b)  Security  Distributors  represents  and warrants to the Portfolio and
           DEAM, INC. that:

              (i)  AUTHORIZATION  OF  AGREEMENT.  The  execution and delivery of
                   this  Agreement  by  Security   Distributors  has  been  duly
                   authorized  by all  necessary  action on the part of Security
                   Distributors  and no other action or  proceeding is necessary for the execution and delivery of this  Agreement by Security
                   Distributors.  This  Agreement  has been  duly  executed  and delivered by Security  Distributors  and constitutes a legal, valid and binding obligation of Security Distributors.

             (ii)  Security  Distributors serves as the Company's and the Fund's
                   principal   underwriter   and  is   duly   registered   as  a
                   broker-dealer  under the 1934 Act.  Security  Distributors is duly organized,  validly  existing and in good standing under the laws of the state of Kansas, and has requisite  authority to conduct its business as now being conducted.

                                  ARTICLE FOUR
                                    COVENANTS

4.1   THE COMPANY

      The Company covenants that:

      (a)  ADVANCE  REVIEW OF CERTAIN  DOCUMENTS.  The Company  will furnish the
           Portfolio  and DEAM,  INC., at least 10 business days prior to filing or first use,  as the case may be,  with  drafts of its  registration
           statement  on  Form  N-lA   (including   amendments)  and  prospectus
           supplements  or  amendments  relating to the Fund.  The Company  will furnish the Portfolio and DEAM, INC. with any proposed advertising or sales literature relating to the Fund at least 10 business days prior to filing or first use.  These advance  review  periods may be waived with the consent of the Portfolio and DEAM,  INC.. The Company agrees that it will include in all such Fund documents any disclosures  that may be required by law,  particularly  those relating to DEAM, INC.S'
           status as a bank,  and it will include in all such Fund documents any material comments reasonably made by DeAM, Inc. or the Portfolio. The
           Portfolio and DeAM, Inc. will,  however,  in no way be liable for any errors or omissions in such  documents,  whether or not they make any objection  thereto,  except to the extent  such  errors or  omissions result from information provided by DeAM, Inc. or the Portfolio.  The
           Company will not make any other written or oral representation  about the Portfolio or DeAM, Inc. without their prior written consent.

      (b)  TAX  STATUS.  The Fund will  qualify  for  treatment  as a  regulated investment  company  under  Subchapter  M of the Code for all periods during  which this  Agreement  is in  effect,  except to the extent a failure to so qualify  may result  from any action or omission of the
           Portfolio.

      (c)  INVESTMENT SECURITIES. The Fund will own no investment security other than its Interest in the Portfolio.

      (d)  PROXY  VOTING.  If  requested  to vote as a  shareholder  on  matters pertaining  to the  Portfolio  (other  than a vote by the  Company to continue  the  operation  of the  Portfolio  upon the  withdrawal  of another  investor in the Portfolio),  the Company will, to the extent required by applicable law, (i) call a meeting of shareholders of the
           Fund  for the  purpose  of  seeking  instructions  from  shareholders regarding such matters, (ii) vote the Fund's Interest  proportionally as  instructed  by Fund  shareholders,  and  (iii)  vote  the  Fund's
           Interest with respect to the shares held by Fund  shareholders who do not give voting  instructions in the same proportion as the shares of
           Fund shareholders who do give voting  instructions.  The Company will hold each such  meeting of Fund  shareholders  in  accordance  with a timetable  reasonably  established by the Portfolio.  With respect to proposals  solely  attributable to and for the benefit of DeAM, Inc.,
           DeAM,  Inc.  shall bear the costs and expenses in calling and holding such meetings, including, but not limited to the cost of printing and
           mailing   proxy   statements   and  expenses   associated   with  the
           solicitation of Fund shareholders.

      (e)  Insurance.  The  Company  shall  at all  times  maintain  errors  and omissions  liability  insurance  with  respect  to the Fund  covering losses for negligence and wrongful acts in an amount not less than $5 million.  At least once each calendar  year, the Company shall review its insurance  coverage,  and shall increase its coverage as it deems appropriate.

      (f)  Auditors.  In the event the  Fund's  independent  public  accountants differ from those of the Portfolio, the Fund shall be responsible for any costs and expenses  associated  with the need for the Portfolio's independent public  accountants to provide  information to the Fund's independent public accountants.

4.2   INDEMNIFICATION BY SECURITY MANAGEMENT

      (a)  With respect to those  matters  listed in  subparagraphs  (i) through
           (vi) below,  Security Management will indemnify and hold harmless the
           Portfolio,  DeAM,  Inc.  and their  respective  trustees,  directors, officers  and  employees  and each  other  person  who  controls  the
           Portfolio or DeAM,  Inc.,  as the case may be,  within the meaning of
           Section  15  of  the  1933  Act  (each,   a  "Covered   Person"   and
           collectively, "Covered Persons"), against any and all losses, claims, demands, damages,  liabilities and expenses, joint or several, (each, a "Liability" and collectively,  the "Liabilities").  Unless Security
           Management  elects to assume the defense  pursuant to  paragraph  (b)
           Security  Management will bear the reasonable  cost of  investigating and defending against any claims therefor and any reasonable  counsel fees  incurred in connection  therewith.  This Section 4.2 applies to any Liability which arises out of, is based upon or results from:

              (i)  any violation or alleged  violation of the  Securities  Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal  administrative proceeding or investigation by a regulatory  agency,  insofar as such Liabilities arise out of or are based upon the ground or alleged  ground  that any direct or  indirect  omission or commission  by the  Company  or the Fund  (either  during the course  of its daily  activities  or in  connection  with the accuracy of its  representations  or its  warranties  in this
                   Agreement)  caused or  continues  to cause the  Portfolio  to violate any federal or state  securities  laws or regulations
                   or  any  other   applicable   domestic   or  foreign  law  or
                   regulations or common law duties or obligations,  but only to the extent that such  Liabilities do not arise out of and are not based upon an omission or  commission of the Portfolio or
                   DeAM, Inc.;

             (ii)  the Fund having  caused the  Portfolio  to be an  association taxable as a corporation rather than a partnership; or

            (iii)  any  misstatement  of a  material  fact or an  omission  of a
                   material  fact  in  the  Company's   registration   statement
                   (including   amendments   thereto)   or   included   in  Fund
                   advertising  or  sales  literature,  other  than  information provided by or on behalf of the  Portfolio  or DeAM,  Inc. or included  in Fund  advertising  or  sales  literature  at the request  of the  Portfolio  or  DeAM,  Inc.  or the  agent of either;

             (iv)  the failure of any  representation  or  warranty  made by the
                   Company or Security Management to be materially accurate when made or the failure of the Company or Security  Management to perform any covenant  contained herein or to otherwise comply with the terms of this Agreement;

              (v)  any  unlawful  or  negligent  act  of the  Company,  Security
                   Management or any director, officer, employee or agent of the
                   Company  or  Security   Management,   whether  such  act  was
                   committed against the Company,  the Portfolio,  DeAM, Inc. or any third party;

             (vi)  any  Liability  of the Fund for which the  Portfolio  is also liable and for which the  Company or Security  Management  is
                   responsible;   provided,  however,  that  in  no  case  shall
                   Security  Management be liable with respect to any claim made against any Covered  Person under this Section 4.2 unless the
                   Covered  Person shall have  notified  Security  Management in writing of the nature of the claim within a  reasonable  time after the  summons,  other first  legal  process or formal or
                   informal   initiation  of  a  regulatory   investigation   or
                   proceeding  shall  have been  served  upon or  provided  to a
                   Covered Person, or any federal, state or local tax deficiency has come to the attention of DeAM,  Inc.,  the Portfolio or a
                   Covered Person. Failure to notify Security Management of such claim shall relieve it from Liability only to the extent that it is  actually  harmed or  disadvantaged  by the  failure to
                   provide   timely  notice  and  shall  not  relieve   Security
                   Management from any Liability that it may have to any Covered
                   Person  otherwise  than  on  account  of the  indemnification contained in this Section.

      (b)  Security  Management  will  be  entitled  to  participate  at its own expense in the defense or, if it so elects,  to assume the defense of
           any  suit  brought  to  enforce  any  such  Liability.   If  Security
           Management  elects to  assume  the  defense,  such  defense  shall be conducted  by counsel  chosen by  Security  Management.  In the event
           Security Management elects to assume the defense of any such suit and retain such counsel,  each Covered Person and any other  defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel  unless (A) Security  Management  shall have specifically  authorized  the  retaining  of such  counsel or (B) the parties  to  such  suit  include  any  Covered  Person  and  Security
           Management,  and any such Covered  Person has been advised by counsel in writing  that one or more legal  defenses  may be  available to it that may not be  available  to  Security  Management,  in which  case
           Security  Management  shall not be  entitled to assume the defense of such suit  notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. Security Management shall not be liable to  indemnify  any  Covered  Person for any  settlement  of any claim effected without Security Management's written consent, which consent shall not be  unreasonably  withheld or delayed.  The indemnities set forth in paragraph (a) will be in addition to any liability  that the
           Company  in respect  of the Fund  might  otherwise  have to a Covered
           Person.

4.3   INDEMNIFICATION BY SECURITY DISTRIBUTORS

      (a)  With respect to those matters listed in subparagraph (i) through (iv)
           below,  Security  Distributors  will  indemnify and hold harmless the
           Portfolio,  DeAM,  Inc.  and their  respective  trustees,  directors, officers  and  employees  and each  other  person  who  controls  the
           Portfolio or DeAM,  Inc.,  as the case may be,  within the meaning of
           Section 15 of the 1933 Act (each a "Covered Person" and collectively,
           "Covered  Persons"),  against  any and all losses,  claims,  demands, damages,  liabilities  and  expenses,  joint  or  several,  (each,  a
           "Liability" and  collectively,  the  "Liabilities").  Unless Security
           Distributors  elects to assume the defense pursuant to paragraph (c),
           Security  Distributors will bear the reasonable cost of investigating and defending against any claims therefor and any reasonable  counsel fees  incurred in connection  therewith.  This Section 4.3 applies to any Liability which arises out of, is based upon or results from:

              (i)  any  misstatement  of a  material  fact or an  omission  of a
                   material   fact  included  in  Fund   advertising   or  sales
                   literature,  other than information  provided by or on behalf
                   of  the   Portfolio  or  DeAM,   Inc.  or  included  in  Fund
                   advertising  or  sales  literature  at  the  request  of  the
                   Portfolio or DeAM, Inc. or the agent of either;

             (ii)  the  failure  of  any  representation  or  warranty  made  by
                   Security  Distributors to be materially accurate when made or the failure of Security  Distributors to perform any covenant contained  herein or to  otherwise  comply  with the terms of this Agreement;

            (iii)  any unlawful or negligent act of Security Distributors or any
                   director,    officer,   employee   or   agent   of   Security
                   Distributors,  whether  such act was  committed  against  the
                   Company, the Portfolio, DeAM, Inc. or any third party; or

             (iv)  any    material    breach    of    Security     Distributors'
                   representations,  warranties and covenants  included  herein, including  the  representations  that  the Fund  will  permit investments  only  by  IRAs  and  Plans  as  defined  in  the prospectus for the PreservationPlus Income Fund.

      (b)  In no case shall Security  Distributors be liable with respect to any claim made  against any Covered  Person under this Section 4.3 unless the Covered  Person  shall have  notified  Security  Distributors  in writing of the nature of the claim within a reasonable time after the summons,  other first legal process or formal or informal  initiation of a regulatory  investigation  or proceeding  shall have been served upon or provided to a Covered Person, or any federal,  state or local tax deficiency has come to the attention of DeAM, Inc., the Portfolio or a Covered Person.  Failure to notify Security Distributors of such claim shall relieve it from  Liability  only to the extent that it is actually  harmed or  disadvantaged  by the failure to provide  timely notice and shall not relieve Security Distributors from any Liability that it may have to any Covered  Person  otherwise than on account of the indemnification contained in this Section.

      (c)  Security  Distributors  will be  entitled to  participate  at its own expense in the defense or, if it so elects,  to assume the defense of
           any  suit  brought  to  enforce  any  such  Liability.   If  Security
           Distributors  elects to assume the  defense,  such  defense  shall be conducted by counsel  chosen by Security  Distributors.  In the event
           Security  Distributors  elects to assume the defense of any such suit and retain such counsel,  each Covered Person and any other defendant or defendants may retain additional counsel,  but shall bear the fees and expenses of such counsel unless (i) Security  Distributors  shall have  specifically  authorized  the retaining of such counsel or (ii)
           the  parties to such suit  include any  Covered  Person and  Security
           Distributors, and any such Covered Person has been advised by counsel in writing  that one or more legal  defenses  may be  available to it that may not be  available  to Security  Distributors,  in which case
           Security  Distributors shall not be entitled to assume the defense of such suit  notwithstanding its obligation to bear the reasonable fees and  expenses of such  counsel.  Security  Distributors  shall not be liable to  indemnify  any Covered  Person for any  settlement  of any claim effected without Security  Distributors'  written consent. Such
           consent  shall  not  be   unreasonably   withheld  or  delayed.   The
           indemnities  set forth in  paragraph  (a) will be in  addition to any liability  that  Security  Distributors  might  otherwise  have  to a
           Covered Person.

      (d)  Any material breach of the representations,  warranties and covenants included  herein  (including the  representations  that the Fund will permit  investments  only  by  IRAs  and  Plans  (as  defined  in the prospectus for the PreservationPlus Income Fund) and, other than with
           the  consent  of  the  Portfolio,   that  the  redemption  rights  of
           shareholders  of the Fund will be the same as those  described in the prospectus for the PreservationPlus Income Fund.

4.4   THE PORTFOLIO

      The Portfolio covenants that:

      (a)  ADVANCE REVIEW OF CERTAIN  DOCUMENTS.  The Portfolio will furnish the
           Company and Security  Management,  at least 10 business days prior to filing  or  first  use,  as the  case  may  be,  with  drafts  of its registration  statement  on  Form  N-1A  (including  amendments)  and prospectus supplements or amendments.  This advance review period may be waived with the consent of the  Company and  Security  Management.
           The Portfolio will not make any written or oral representation  about the Company,  Security  Distributors or Security  Management  without their prior written consent.

      (b)  TAX STATUS. The Portfolio will qualify to be taxable as a partnership under the Code for all  periods  during  which this  Agreement  is in effect,  except to the extent that the failure to so qualify  results from any action or omission of the Fund.

      (c)  INSURANCE.  The  Portfolio  shall at all times  maintain  errors  and omissions  liability  insurance  covering  losses for  negligence and wrongful  acts in an amount not less than $10 million.  At least once
           each  calendar  year,  the  Portfolio   shall  review  its  insurance
           coverage, and shall increase its coverage, as it deems appropriate.

      (d)  AVAILABILITY  OF INTERESTS.  Conditional  upon the Company  complying with the terms of this Agreement, the Portfolio shall permit the Fund to make additional  Investments in the Portfolio on each business day on  which  shares  of the  Fund  are  sold to the  public;  provided, however,  that the  Portfolio  may  refuse to permit the Fund to make additional Investments in the Portfolio on any day on which:

              (i)  the  Portfolio  has refused to permit all other  investors in
                   the  Portfolio  to  make   additional   investments   in  the
                   Portfolio, or

             (ii)  the Trustees of the Portfolio have reasonably determined that
                   permitting   additional   investments  by  the  Fund  in  the
                   Portfolio would constitute a breach of their fiduciary duties to the Portfolio.

4.5   INDEMNIFICATION BY DEAM, INC.

      (a)  With respect to those  matters  listed in  subparagraphs  (i) through
           (viii)  below,  DEAM,  INC.  will  indemnify  and hold  harmless  the
           Company, Security Management, Security Distributors, their respective directors,  officers and employees and each other person who controls the Company, the Fund, Security Management or Security  Distributors,
           as the case may be,  within the meaning of Section 15 of the 1933 Act
           (each,  a "Covered  Person"  and  collectively,  "Covered  Persons"), against any and all losses, claims, demands, damages, liabilities and expenses,  joint or several,  (each, a "Liability" and  collectively, the  "Liabilities").  Unless DEAM,  INC. elects to assume the defense pursuant to paragraph (b), DEAM, INC. will bear the reasonable  costs of investigating  and defending  against any claims therefore and any reasonable  counsel fees incurred in connection  therewith),  whether incurred  directly by the Company,  Security  Management  or Security
           Distributors or indirectly by the Company,  Security  Management,  or
           Security   Distributors  through  the  Company's  Investment  in  the
           Portfolio.  This Section 4.5 applies to any  Liability,  which arises out of, is based upon or results from:

              (i)  any violation or alleged  violation of the  Securities  Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal  administrative proceeding or investigation by a regulatory  agency,  insofar as such Liabilities arise out of or are based upon the ground or alleged  ground  that any direct or  indirect  omission or commission by the Portfolio  (either during the course of its daily  activities or in  connection  with the accuracy of its representations  or its warranties in this Agreement)  caused or  continues  to cause the Company to violate any federal or state  securities laws or regulations or any other applicable domestic or foreign law or  regulations  or common law duties or obligations,  but only to the extent that such Liabilities do not  arise out of and are not based  upon an  omission  or commission  of the Company,  Security  Management or Security
                   Distributors;

             (ii)  an inaccurate  calculation of the Portfolio's net asset value
                   (whether by the Portfolio,  DEAM,  INC. or any party retained for that purpose);

            (iii)  (A) any  misstatement  of a material fact or an omission of a material  fact  in  the  Portfolio's  registration  statement
                   (including  amendments thereto) or included in advertising or sales  literature  used by the Fund,  other than  information provided by or on behalf of the Company,  Security Management or  Security  Distributors  or  included  at their,  or their agent's  request,  or (B) any misstatement of a material fact or  an  omission  of a  material  fact  in  the  registration statement or advertising or sales  literature of any investor in the Portfolio, other than the Company;

             (iv)  the Portfolio's  having caused the Fund to fail to qualify as a regulated investment company under the Code;

              (v)  failure  of  any  representation  or  warranty  made  by  the
                   Portfolio or DEAM, INC. to be materially  accurate when made, any material breach of any representation or warranty made by the Portfolio or DEAM,  INC., or the failure of the Portfolio or DEAM, INC. to perform any covenant  contained herein or to otherwise comply with the terms of this Agreement;

             (vi)  any unlawful or negligent act by the Portfolio, DEAM, INC. or any  director,  trustee,  officer,  employee  or agent of the
                   Portfolio or adviser,  whether such act was committed against the Portfolio,  the Company,  Security  Management,  Security
                   Distributors or any third party;

            (vii)  any claim that the systems, methodologies, or technology used in connection  with  operating the  Portfolio,  including the technologies  associated with  maintaining the  master-feeder structure of the  Portfolio,  violate any license or infringe upon any patent or trademark;

           (viii)  any  liability  of the  Portfolio  for which the Fund is also
                   liable  and  for  which  the  Portfolio  or  DEAM,   INC.  is
                   responsible,  and  any  Liability  of  the  Portfolio  to any
                   investor in the Portfolio  (or  shareholder  thereof),  other than the Fund (and its shareholders); provided, however, that in no case shall DEAM,  INC.  be liable  with  respect to any claim made against any such Covered Person under this Section
                   4.5 unless such Covered Person shall have notified DEAM, INC.
                   in  writing of the  nature of the claim  within a  reasonable time after the summons,  other first legal  process or formal or  informal  initiation  of a  regulatory  investigation  or proceeding  shall  have been  served  upon or  provided  to a
                   Covered Person or any federal,  state or local tax deficiency
                   has  come  to  the   attention  of  the   Company,   Security
                   Management,   Security  Distributors  or  a  Covered  Person.
                   Failure to notify DEAM,  INC. of such claim shall  relieve it from Liability only to the extent that it is actually  harmed or  disadvantaged by the failure to provide timely notice and shall not relieve DEAM,  INC. from any Liability  that it may have to any Covered  Person  otherwise than on account of the indemnification contained in this paragraph.

      (b)  DEAM,  INC. will be entitled to participate at its own expense in the defense  or, if it so  elects,  to  assume  the  defense  of any suit brought to enforce any such Liability. If DEAM, INC. elects to assume the  defense,  such defense  shall be conducted by counsel  chosen by
           DEAM,  INC.. In the event DEAM,  INC. elects to assume the defense of any such suit and retain such  counsel,  each Covered  Person and any other  defendant  or  defendants  in the suit may  retain  additional counsel  but shall  bear the  reasonable  fees and  expenses  of such counsel unless (i) DEAM, INC. shall have specifically  authorized the retaining  of such  counsel or (ii) the parties to such suit  include any Covered  Person and DEAM,  INC.,  and any such Covered Person has been advised by counsel, in writing,  that one or more legal defenses may be available to it that may not be  available to DEAM,  Inc.,  in which case DEAM,  INC. shall not be entitled to assume the defense of such  suit  notwithstanding  the  obligation  to bear  the  fees  and expenses of such counsel. DEAM, INC. shall not be liable to indemnify any  Covered  Person for any  settlement  of any such claim  effected without  DEAM,  INC.'s  written  consent.  Such consent  shall not be unreasonably  withheld  or  delayed.  The  indemnities  set  forth in paragraph (a) will be in addition to any liability that the Portfolio might otherwise have to a Covered Person.

4.6   SCOPE OF AGREEMENT

      Nothing  contained herein shall be construed to protect any person against any  liability  to which such  person  would  otherwise  be subject by reason of willful  misfeasance,  bad faith,  or  negligence,  in the  performance  of such person's  duties,  or by  reason of such  person's  reckless  disregard  of such person's obligations under such contract or agreement.

4.7   IN-KIND REDEMPTION

      In the event the Company desires to withdraw or redeem all or a portion of the  Fund's  Investment  in the  Portfolio,  unless  otherwise  agreed to by the parties,  the Portfolio  will effect such  redemption (a) in cash, (b) "in kind"
(as described  below) or (c) in some  combination  of the  foregoing  determined solely in the discretion of DEAM, INC.. Further, if the Interest Rate Trigger as
described  in the  prospectus  for the  Portfolio is active,  a  redemption  fee
(currently 2% of the proceeds of such redemption) will be applied. In connection with a partial or complete  redemption "in kind," the Portfolio will  distribute to the Company  securities and Wrapper Agreements as described in the prospectus for the  PreservationPlus  Income Fund. The Portfolio will assign to the Company one or more  Wrapper  Agreements  issued by the Wrapper  providers  covering the securities  distributed  in  kind.  The  terms  and  conditions  of the  Wrapper
Agreements distributed to the Company will be substantially similar to the terms and  conditions of the Wrapper  Agreements  held by the  Portfolio.  In order to obtain  the  benefits  provided  thereunder,  the  Company's  management  of the securities must be consistent with the Wrapper  Agreement  requirements  and the
Company must complete the  assignment by executing  the Wrapper  Agreements.  No other  withdrawal  or  redemption  of any  Interest  in the  Portfolio  will  be satisfied by means of an "in kind"  redemption  except in  compliance  with Rule
18f-1 under the 1940 Act,  provided,  however,  that for purposes of determining compliance with Rule 18f-1, each shareholder of the Fund redeeming shares of the
Fund on a  particular  day will be treated as a direct  holder of an Interest in the Portfolio being redeemed that day.

4.8   REASONABLE ACTIONS

      Each  party  covenants  that it will,  subject to the  provisions  of this
Agreement,  from time to time, as and when  requested by another party or in its own discretion,  as the case may be, execute and deliver or cause to be executed and delivered all such  assignments and other  instruments,  take or cause to be taken such actions, and do or cause to be done all things reasonably  necessary, proper or advisable in order to consummate the transactions contemplated by this
Agreement and to carry out its intent and purpose.

                                  ARTICLE FIVE
                              CONDITIONS PRECEDENT

5.0   GENERAL

      The obligations of each party to consummate the transactions  provided for herein shall be subject to:

      (a)  performance  by the  other  parties  of  all  the  obligations  to be performed by the other parties hereunder on or before each Closing,

      (b)  all  representations and warranties of the other parties contained in this Agreement being true and correct in all material  respects as of the  date  hereof  and,  except  as  they  may  be  affected  by  the transactions  contemplated  by this  Agreement,  as of  each  date of
           Closing,  with the same  force and effect as if made on and as of the time of such Closing, and

      (c)  the following further conditions that shall be fulfilled on or before each Closing.

5.1   REGULATORY STATUS

      All  necessary  filings  shall  have  been  made  with  the SEC and  state securities authorities,  and no order or directive shall have been received that any other or further  action is  required to permit the parties to carry out the transactions contemplated hereby.

5.2   APPROVAL OF AUDITORS

      Unless  precluded  by  applicable  fiduciary  duties or the failure of the
Fund's  shareholders  to provide  necessary  ratification,  the directors of the
Company that are not "interested persons" of the Company, as defined in the 1940
Act, shall have selected as the independent certified public accountants for the
Fund the independent  certified public accountants selected and ratified for the
Portfolio.

5.3   INVESTMENT OBJECTIVE/RESTRICTIONS

      The Fund shall have the same investment  objective and  substantively  the same investment restrictions as the Portfolio.

                                   ARTICLE SIX
                              ADDITIONAL AGREEMENTS

6.1   NOTIFICATION OF CERTAIN MATTERS

      Each party will give prompt notice to the other parties of:

      (a)  the  occurrence  or  non-occurrence  of any event the  occurrence  or non-occurrence of which would be likely to cause either:

              (i)  any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or

             (ii)  any  condition  precedent set forth in Article Five hereof to be  unsatisfied  in any  material  respect at the time of any
                   Closing, and

      (b)  any  material  failure  of a party  to  comply  with or  satisfy  any covenant,  condition or agreement to be complied with or satisfied by such person hereunder;  provided,  however,  that the delivery of any notice  pursuant  to this  Section  6.1 shall not limit or  otherwise affect the remedies available,  hereunder or otherwise,  to the party receiving such notice.

6.2   ACCESS TO INFORMATION

      The Portfolio and the Company shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all its  relevant  books and records and shall  furnish each other party with all relevant  financial and other data and  information as requested;  provided, however, that nothing contained herein shall obligate the Company to provide the
Portfolio  with access to the books and  records of the Company  relating to any series of the Company other than the Fund, nor shall anything  contained  herein obligate the Company to furnish the Portfolio with the Fund's  shareholder list, except as may be required to comply with applicable law or any provision of this
Agreement.

6.3   CONFIDENTIALITY

      Each party  agrees  that it shall hold in strict  confidence  all data and information  obtained from another party (unless such  information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers,  employees and authorized representatives do not disclose such  information  to others  without the prior written  consent of the party from whom it was  obtained,  except if  disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's  respective auditors,  or in the opinion of counsel such disclosure is required by law, and then only with as much  prior  written  notice to the  other  party as is  practical  under the circumstances.

6.4   PUBLIC ANNOUNCEMENTS

      No party  shall  issue any press  release  or  otherwise  make any  public statements  with respect to the matters  covered by this  Agreement  without the prior  consent  of  the  other  parties  hereto,  which  consent  shall  not  be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however,  that the party making such disclosure  shall provide the other parties hereto with as much prior  written  notice of such  disclosure  as is  practical under the  circumstances.  Advance review of sales  literature  and  advertising material shall be subject to the provisions of Section 4.1 of this Agreement.

                                  ARTICLE SEVEN
                        TERMINATION, AMENDMENT AND WAIVER

7.1   TERMINATION

      (a)  This  Agreement  may be  terminated  by the mutual  agreement  of all parties.

      (b)  This  Agreement  may be  terminated  at any  time by the  Company  by withdrawing all of the Fund's Interest in the Portfolio.

      (c)  This  Agreement  may be  terminated  on not less than 120 days' prior written notice by the Portfolio to the Company,  Security  Management
           and  Security  Distributors,  or by Security  Management  or Security
           Distributors  on not less than 120 days' prior written  notice to the
           Portfolio and DEAM, INC.

      (d)  This Agreement shall terminate automatically with respect to Security
           Management  and  Security  Distributors  upon the  effective  date of termination  by  the  Company  and  this  Agreement  shall  terminate automatically  with respect to DEAM,  INC. upon the effective date of termination by the Portfolio.

      (e)  This Agreement may be terminated at any time immediately upon written notice to the other parties in the event that formal  proceedings are instituted  against another party to this Agreement by the SEC or any other  regulatory  body,  provided that the  terminating  party has a reasonable  belief  that the  institution  of the  proceeding  is not without  foundation  and will have a material  adverse  impact on the terminating party.

      (f)  This Agreement shall terminate automatically with respect to Security
           Distributors upon the effective date of the termination of its duties as  principal  underwriter  by the Company.  At such time DEAM,  INC.
           shall  have  the  right  to  immediately  terminate  this  Agreement.
           Security  Management and the Company acknowledge that at such time in the event  this  Agreement  is not  terminated,  the  Agreement  will require  amendment  to reflect  the  Company's  appointment  of a new distributor.

      (g)  The  indemnification  obligations of the parties set forth in Article
           Four shall survive the  termination of this Agreement with respect to
           any  Liability   relating  to  actions  or  omissions  prior  to  the
           termination.

7.2   AMENDMENT

      This  Agreement may be amended,  modified or  supplemented  at any time in such manner as may be mutually agreed upon in writing by the parties.

7.3   WAIVER

      At any time prior to any Closing, any party may:

      (a)  extend  the time for the  performance  of any of the  obligations  or other acts of the other parties hereto,

      (b)  waive  any  inaccuracies  in  the   representations   and  warranties
           contained herein or in any document delivered pursuant hereto, and

      (c)  waive  compliance with any of the agreements or conditions  contained herein.

                                  ARTICLE EIGHT
                                     DAMAGES

8.1   APPROPRIATE RELIEF

      The parties  agree that, in the event of a breach of this  Agreement,  the remedy of money damages would not be adequate and agree that  injunctive  relief would be the appropriate relief.

                                  ARTICLE NINE
                               GENERAL PROVISIONS

9.1   NOTICES

      All notices and other  communications  given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made on the earlier of (a) when actually received in person or by fax, or (b) three days after being sent by certified or registered  United States mail,  return receipt  requested, postage prepaid, addressed as follows:

      If to Security Management, Security Distributors or the Company:

      Security Management Company, LLC
      700 SW Harrison Street
      Topeka, Kansas 66636-0001
      Attention: General Counsel

      If to the Portfolio or DEAM, INC.:

      Mutual Fund Services
      Deutsche Asset Management
      One South Street
      Baltimore, MD 21202
      Attention: Richard T. Hale

      Any party to this  Agreement  may  change the  identity  or address of the person to  receive  notice by  providing  written  notice  thereof  to all other parties to the Agreement.

9.2   EXPENSES

      All costs and expenses  incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, unless otherwise provided herein.

9.3   HEADINGS

      The headings and captions  contained in this  Agreement  are for reference purposes only and shall not affect in any way the meaning or  interpretation  of this Agreement.

9.4   SEVERABILITY

      If any term or other  provision of this  Agreement is invalid,  illegal or incapable  of being  enforced  by any rule of law, or public  policy,  all other conditions and provisions of this Agreement  shall  nevertheless  remain in full force and effect so long as the economic or legal substance of the  transactions contemplated  hereby is not  affected in any manner  adverse to any party.  Upon such  determination  that any term or other  provision  is  invalid,  illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify  this  Agreement  so as to effect the  original  intent of the parties as closely as possible  in an  acceptable  manner to the end that the  transactions contemplated hereby are fulfilled to the extent possible.

9.5   ENTIRE AGREEMENT

      This Agreement and the agreements and other documents  delivered  pursuant hereto set forth the entire  understanding  between the parties  concerning  the subject  matter  of this  Agreement  and  incorporate  or  supersede  all  prior negotiations and understandings.  There are no covenants,  promises, agreements, conditions or understandings,  either oral or written,  between them relating to the  subject  matter of this  Agreement  other than those set forth  herein.  No representation  or  warranty  has been made by or on behalf of any party to this
Agreement  (or any officer,  director,  trustee,  employee or agent  thereof) to induce any other party to enter into this Agreement or to abide by or consummate
any   transactions   contemplated  by  any  terms  of  this  Agreement,   except
representations and warranties expressly set forth herein.

9.6   SUCCESSORS AND ASSIGNMENTS

      Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically
provided  in  this   Agreement,   their   respective   successors  and  assigns.
Notwithstanding  the  foregoing,  no party  shall  make any  assignment  of this
Agreement or any rights or obligations  hereunder without the written consent of all other parties.  As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

9.7   GOVERNING LAW

      This Agreement  shall be governed by and construed in accordance  with the laws of the State of New York  without  giving  effect  to the  choice of law or conflicts of law provisions thereof.

9.8   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same  instrument,  and any party hereto may execute this Agreement by signing one or more counterparts.

9.9   THIRD PARTIES

      Nothing  herein  expressed or implied is intended or shall be construed to confer  upon or give  any  person,  other  than the  parties  hereto  and  their successors  or  assigns,  any  rights  or  remedies  under or by  reason of this
Agreement.

9.10  INTERPRETATION

      Any uncertainty or ambiguity  existing herein shall not  presumptively  be interpreted  against  any  party,  but  shall be  interpreted  according  to the application of the rules of interpretation for arm's-length agreements.

9.11  LIMITATION OF LIABILITY

      The parties  hereby  acknowledge  that the  Company has entered  into this
Agreement  solely on behalf of the Fund and that no other  series of the Company shall have any obligation hereunder with respect to any liability of the Company arising hereunder.

      IN WITNESS WHEREOF,  the parties have caused this Agreement to be executed by their respective  officers,  thereunto duly authorized,  as of the date first written above.

SECURITY MANAGEMENT COMPANY, LLC

By:      JAMES R. SCHMANK
         ------------------------------------------------------
Name:    James R. Schmank
         ------------------------------------------------------
Title:   President
         ------------------------------------------------------

SECURITY DISTRIBUTORS, INC.

By:      AMY J. LEE
         ------------------------------------------------------
Name:    Amy J. Lee
         ------------------------------------------------------
Title:   Secretary
         ------------------------------------------------------

SECURITY INCOME FUND on behalf of itself and the Capital  Preservation Series, a series thereof

By:      JAMES R. SCHMANK
         ------------------------------------------------------
Name:    James R. Schmank
         ------------------------------------------------------
Title:   President
         ------------------------------------------------------

PRESERVATIONPLUS INCOME PORTFOLIO

By:      DANIEL O. HIRSCH
         ------------------------------------------------------
Name:    Daniel O. Hirsch
Title:   Secretary

DEUTSCHE ASSET MANAGEMENT, INC.

By:      RICHARD T. HALE
         ------------------------------------------------------
Name:    Richard T. Hale
Title:   Vice President